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                         ------------------------------

                             JORDAN INDUSTRIES, INC.

                                       AND

                        FIRST TRUST NATIONAL ASSOCIATION

                                   AS TRUSTEE

                                  $275,000,000

                          10 3/8% SENIOR NOTES DUE 2003

                         ------------------------------

                                   -----------

                                    INDENTURE

                            Dated as of July 15, 1993

                                   -----------

================================================================================

                             CROSS-REFERENCE TABLE *

Trust Indenture
  Act Section ..............................................  Indenture Section

    310(a)(1) ......................................................  7.10
       (a)(2) ......................................................  7.10
       (a)(3) ......................................................  N.A.**
       (a)(4) ......................................................  N.A.
       (a)(5) ......................................................  7.10
       (b) .........................................................  7.10
       (c) .........................................................  N.A.
    311(a) .........................................................  7.11
       (b) .........................................................  7.11
       (c) .........................................................  N.A.
    312(a) .........................................................  2.05
       (b) .........................................................  10.03
       (c) .........................................................  10.03
    313(a) .........................................................  7.06
       (b)(1) ......................................................  N.A.
       (b)(2) ......................................................  7.06
       (c) .........................................................  7.06;10.02
       (d) .........................................................  7.06
    314(a) .........................................................  4.02;10.02
       (b) .........................................................  N.A.
       (c)(1) ......................................................  10.04
       (c)(2) ......................................................  10.04
       (c)(3) ......................................................  N.A.
       (d) .........................................................  N.A.
       (e) .........................................................  10.05
       (f) .........................................................  N.A.
    315(a) .........................................................  7.01
       (b) .........................................................  7.05
       (c) .........................................................  7.01
       (d) .........................................................  7.01
       (e) .........................................................  6.11
    316(a)(last sentence) ..........................................  2.09
       (a)(1)(A) ...................................................  6.05
       (a)(1)(B) ...................................................  6.04
       (a)(2) ......................................................  N.A.
       (b) .........................................................  6.04;6.07
    317(a)(1) ......................................................  6.08
       (a)(2) ......................................................  6.09
       (b) .........................................................  2.04
    318(a) .........................................................  10.01

----------
      * This Cross-Reference Table is not part of the Indenture.
     ** Not applicable.

                                TABLE OF CONTENTS

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01. Definitions ..................................................   1
Section 1.02. Other Definitions ............................................  16
Section 1.03. Incorporation by Reference of Trust Indenture Act ............  17
Section 1.04. Rules of Construction ........................................  17

                                    ARTICLE 2
                                 THE SECURITIES

Section 2.01. Form and Dating ..............................................  17
Section 2.02. Execution and Authentication .................................  17
Section 2.03. Registrar and Paying Agent ...................................  18
Section 2.04. Paying Agent to Hold Money in Trust ..........................  18
Section 2.05. Holder Lists .................................................  19
Section 2.06. Transfer and Exchange ........................................  19
Section 2.07. Replacement Securities .......................................  19
Section 2.08. Outstanding Securities .......................................  20
Section 2.09. Treasury Securities ..........................................  20
Section 2.10. Temporary Securities .........................................  20
Section 2.11. Cancellation .................................................  20
Section 2.12. Defaulted Interest ...........................................  21
Section 2.13. Record Date ..................................................  21
Section 2.14. CUSIP Number .................................................  21

                                    ARTICLE 3
              OPTIONAL REDEMPTION AND MANDATORY OFFERS TO PURCHASE

Section 3.01. Notices to Trustee ...........................................  21
Section 3.02. Selection of Securities to be Redeemed or Purchased ..........  22
Section 3.03. Notice of Redemption .........................................  22
Section 3.04. Effect of Notice of Redemption ...............................  23
Section 3.05. Deposit of Redemption Price ..................................  23
Section 3.06. Securities Redeemed in Part ..................................  24
Section 3.07. Optional Redemption Provisions ...............................  24
Section 3.08. Mandatory Purchase Provisions ................................  24

                                    ARTICLE 4
                                    COVENANTS

Section 4.01. Payment of Securities ........................................  26
Section 4.02. SEC Reports ..................................................  26
Section 4.03. Compliance Certificate .......................................  27
Section 4.04. Stay, Extension and Usury Laws ...............................  27
Section 4.05. Limitation on Restricted Payments ............................  28
Section 4.06. Corporate Existence ..........................................  31


                                       (i)

Section 4.07. Limitation on Incurrence of Indebtedness .....................  31
Section 4.08. Limitation on Transactions With Affiliates ...................  32
Section 4.09. Limitation on Liens ..........................................  33
Section 4.10. Compliance With Laws, Taxes ..................................  33
Section 4.11. Limitation on Dividends and Other Payment
              Restrictions Affecting Restricted Subsidiaries ...............  33
Section 4.12. Maintenance of Office or Agencies ............................  35
Section 4.13. Change of Control ............................................  35
Section 4.14. Limitation on Asset Sales ....................................  35
Section 4.15. Redemption of Old Notes ......................................  36
Section 4.16. Limitation on Amendment of Discount Debenture
              Indenture ....................................................  36
Section 4.17. Guarantees by Restricted Subsidiaries ........................  37

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01. Merger or Consolidation ......................................  37
Section 5.02. Successor Corporation Substituted ............................  38

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default ............................................  38
Section 6.02. Acceleration .................................................  40
Section 6.03. Other Remedies ...............................................  41
Section 6.04. Waiver of Past Defaults ......................................  41
Section 6.05. Control by Majority ..........................................  41
Section 6.06. Limitation on Suits ..........................................  41
Section 6.07. Rights of Holders to Receive Payment .........................  42
Section 6.08. Collection Suit by Trustee ...................................  42
Section 6.09. Trustee May File Proofs of Claim .............................  42
Section 6.10. Priorities ...................................................  43
Section 6.11. Undertaking for Costs ........................................  43

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01. Duties of Trustee ............................................  43
Section 7.02. Rights of Trustee ............................................  44
Section 7.03. Individual Rights of Trustee .................................  45
Section 7.04. Trustee's Disclaimer .........................................  45
Section 7.05. Notice to Holders of Defaults and Events of Default ..........  45
Section 7.06. Reports by Trustee to Holders ................................  45
Section 7.07. Compensation and Indemnity ...................................  45
Section 7.08. Replacement of Trustee .......................................  46
Section 7.09. Successor Trustee by Merger, etc .............................  47
Section 7.10. Eligibility, Disqualification ................................  47
Section 7.11. Preferential Collection of Claims Against Company ............  47


                                      (ii)

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

Section 8.01. Discharge of Liability on Securities; Defeasance .............  47
Section 8.02. Conditions to Defeasance .....................................  48
Section 8.03. Application of Trust Money ...................................  49
Section 8.04. Repayment to Company .........................................  49
Section 8.05. Indemnity for Government Obligations .........................  50
Section 8.06. Reinstatement ................................................  50

                                    ARTICLE 9
                                   AMENDMENTS

Section 9.01. Amendments and Supplements Permitted Without Consent
              of Holders ...................................................  50
Section 9.02. Amendments and Supplements Requiring Consent of
              Holders ......................................................  51
Section 9.03. Compliance with TIA ..........................................  52
Section 9.04. Revocation and Effect of Consents ............................  52
Section 9.05. Notation on or Exchange of Securities ........................  52
Section 9.06. Trustee Protected ............................................  52

                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.01. Trust Indenture Act Controls ................................  53
Section 10.02. Notices .....................................................  53
Section 10.03. Communication by Holders with Other Holders .................  54
Section 10.04. Certificate and Opinion as to Conditions Precedent ..........  54
Section 10.05. Statements Required in Certificate or Opinion ...............  54
Section 10.06. Rules by Trustee and Agents .................................  54
Section 10.07. Legal Holidays ..............................................  54
Section 10.08. No Recourse Against Others ..................................  55
Section 10.09. Counterparts ................................................  55
Section 10.10. Variable Provisions .........................................  55
Section 10.11. Governing Law ...............................................  55
Section 10.12. No Adverse Interpretation of Other Agreements ...............  55
Section 10.13. Successors ..................................................  55
Section 10.14. Severability ................................................  55
Section 10.15. Table of Contents, Headings, Etc ............................  55

EXHIBIT A. Form of Security ................................................ A-1


                                      (iii)

      This Indenture, dated as of July 15, 1993, is between Jordan Industries, Inc., an Illinois corporation, and First Trust National Association, as trustee.

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company's 10 3/8% Senior Notes due 2003:

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01. Definitions.

      "Affiliate" means any of the following:

            (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company,

            (ii) any spouse, immediate family member or other relative who has the same principal residence as any person described in clause
                  (i) above.

            (iii) any trust in which any such Persons described in clause (i) or
                  (ii) above has a beneficial interest, and

            (iv) any corporation or other organization of which any such Persons described above collectively own 50% or more of the equity of such entity.

      "Agent" means any Registrar, Paying Agent, or co-registrar.

      "Asset Sale" means the sale, lease, conveyance or other disposition by the Company or a Restricted Subsidiary of assets or property (other than (i) the sale or disposition of any Restricted Investment, (ii) the sale of inventory in the ordinary course of business, or (iii) Receivables Financings) whether owned on the date of original Issuance of the Securities or thereafter acquired, in a single transaction or in a series of related transactions, that are outside of the ordinary course of business of the Company or such Restricted Subsidiary.

      "Bankruptcy Law" means title 11 United States Code or any similar federal or state law for the relief of Debtors.

      "Board of Directors" means the Company's board of directors or any authorized committee of such board of directors.

      "Business Day" means any day other than a Legal Holiday.

      "Capital Lease Obligations" means any obligation that is required to be classified and accounted for as a capitalized lease for financial purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

      "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including any Preferred Stock.

      "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements of any commercial bank that has capital and surplus in excess of $100,000,000 having maturities of one year or less from the date of acquisition,
(c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Corporation or P-2 by Moody's Investor Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and (d) money market accounts or funds with or issued by Qualified Issuers.

      "Cash Flow" means, for any given period and Person, the sum of, without duplication, Consolidated Net Income, plus

      (i) the portion of Net Income attributable to the minority interests in its Subsidiaries, to the extent not included in calculating Consolidated Net Income, plus

      (ii) any provision for taxes based on income or profits to the extent such income or profits were included in computing Consolidated Net Income, plus

      (iii) Consolidated Interest Expense, to the extent deducted in computing Consolidated Net Income, plus

      (iv) the amortization of all intangible assets, to the extent such amortization was deducted in computing Consolidated Net Income (including, but not limited to, inventory write-ups, goodwill, debt and financing costs and Incentive Arrangements), plus

      (v) any non-capitalized transaction costs incurred in connection with financings or acquisitions, (including, but not limited to, financing and refinancing fees, to the extent deducted in computing Consolidated Net Income), plus

      (vi) all depreciation and all other non-cash charges (including without limitation, those charges relating to purchase accounting adjustments, to the extent deducted in computing Consolidated Net income), plus

      (vii) any interest income, to the extent such income was not included in computing Consolidated Net Income, plus

     (viii) all dividend payments on Preferred Stock (whether or not paid in cash), to the extent deducted in computing Consolidated Net Income, plus

      (ix) any extraordinary or non-recurring charge or expense arising out of the implementation of SFAS 106 or SFAS 109, to the extent deducted in computing Consolidated Net Income;

      provided, however, that if any such calculation includes any period prior to the date of original Issuance of the Securities, such calculation for such period shall be made on a pro forma basis as if all businesses acquired during the relevant period had been acquired on the first day of such period.

      "Cash Flow Coverage Ratio" means, for any given period and Person, the ratio of:

            (a)   Cash Flow, divided by

            (b) the sum of Consolidated Interest Expense and the amount of all dividend payments on any series of Preferred Stock of such Person (except dividends paid or payable in additional shares of Capital Stock (other than Disqualified Stock)), in each case, without duplication;

provided, however, that if any such calculation includes any period prior to the date of original Issuance of the Securities, such calculation for such period shall be made on a pro forma basis as provided in the definitions of Consolidated Interest Expense and Cash Flow.

      "Change of Control" means the occurrence of any of the following: (i) the Jordan Stockholders shall fail to be the beneficial owners, directly or indirectly, of at least 22% of the outstanding shares of common stock of the Company on a fully-diluted basis (provided that the Issuance of any shares of the Company's common stock pursuant to a primary public offering shall not be considered to have diluted such percentage ownership); or (ii) the Company is merged or consolidated with another corporation, or all or substantially all of the assets of the Company are sold, leased or conveyed to another Person, and the Jordan Stockholders are not the beneficial owners, directly or indirectly, immediately following such transaction, of at least 22% of the Equity Interests (which are entitled to vote in the election of directors or other governing body) of the corporation surviving any such consolidation or merger, or the Person to which such sale, lease or conveyance shall have been made; or (iii) the Company is liquidated or dissolved.

      "Company" means Jordan Industries, Inc. until a successor replaces it in accordance with Article 5 and thereafter means the successor, and shall include any and all other obligors on the Securities.

      "Consolidated Interest Expense" means, for any given period and Person, the aggregate of the interest expense in respect of all Indebtedness of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount on any such Indebtedness, all non-cash interest payments, the interest portion of any deferred payment obligation and the interest component of Capital Lease Obligations, but excluding amortization of deferred financing fees if such amortization would otherwise be included in interest expense); provided, however, that for the purpose of the Cash Flow Coverage Ratio in Sections 4.07 and 5.01, Consolidated Interest Expense shall be calculated on a pro forma basis as if all Indebtedness Issued or refinanced during the relevant period had been Issued or refinanced on the first day of such period; provided further that any premiums, fees and expenses (including the amortization thereof) payable in connection with the Refinancing Plan or any other refinancing of Indebtedness will be excluded.

      "Consolidated Net Income" means, for any given period and Person, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

      (i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and

      (ii) Consolidated Net Income of any Person will not include, without duplication, any deduction for:

            (A) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended or supplemented from time to time,

            (B) the amortization of all intangible assets (including amortization attributable to inventory write-ups, goodwill, debt and financing costs, and Incentive Arrangements),

            (C) any non-capitalized transaction costs incurred in connection with financings or acquisitions (including, but not limited to, financing and refinancing fees),

            (D) any extraordinary or nonrecurring charges relating to any premium or penalty paid, write-off or deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its stated maturity, and

            (E) any non-recurring charge arising out of the restructuring or consolidation of the operations of any Person(s) or business either alone or together with the Company or any Restricted Subsidiary, incurred within 18 months following the acquisition of such Person(s) or business by the Company or any Restricted Subsidiary;

provided, however, that for purposes of determining the Cash Flow Coverage Ratio in Sections 4.07 and 5.01, Consolidated Net Income shall be calculated on a pro forma basis as if all businesses acquired during the relevant period had been acquired on the first day of such period.

      "Consolidated Net Worth" with respect to any Person means, as of any date, the consolidated equity of the common stockholders of such Person (excluding the cumulated foreign currency translation adjustment), all determined on a consolidated basis in accordance with GAAP, but without any reduction in respect of the payment of dividends on any series of such Person's Preferred Stock if such dividends are paid in additional shares of Capital Stock (other than Disqualified Stock); provided, however, that Consolidated Net Worth shall also include, without duplication:

      (i)   the amortization of all write-ups of inventory,

      (ii) the amortization of all intangible assets (including amortization of goodwill, debt and financing costs, and Incentive Arrangements),

      (iii) any non-capitalized transaction costs incurred in connection with financings or acquisitions (including, but not limited to, financing and refinancing fees),

      (iv) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended and supplemented from time to time,

      (v) any extraordinary or nonrecurring charges or expenses relating to any premium or penalty paid, write-off or deferred financing costs or other financial recapitalization charges incurred in connection with redeeming or retiring any Indebtedness prior to its stated maturity,

      (vi) any non-recurring cash charge arising out of the restructuring or consolidation of the operations of any Person(s) or business either alone or together with the Company or any Restricted Subsidiary, incurred within 18 months following the acquisition of such Person(s) or business by the Company or any Restricted Subsidiary, and

      (vii) any extraordinary or non-recurring charge arising out of the implementation of SFAS 106 or SFAS 109;

provided, however, that for purposes of determining Consolidated Net Worth in
Section 5.01, Consolidated Net Worth shall be calculated on a pro forma basis as if all businesses acquired during the relevant period had been acquired on the first day of such period.

      "Consulting Agreement" means the Amended and Restated Management Consulting Agreement, between the Company and TJC Management Corporation, as in effect on the date of original Issuance of the Securities.

      "Corporate Trust Office" shall be at the address of the Trustee specified in Section 10.02 or such other address as the Trustee may give notice to the Company.

      "Credit Agent" means the agent under the Credit Agreement or the New Credit Agreement, as the case may be, or such other Person as may be designated as such by the Company from time to time by notifying the Trustee.

      "Credit Agreement" means the amended and restated revolving credit agreement dated December 10, 1991 among the Company, certain of its Subsidiaries and The First National Bank of Boston, as amended or supplemented from time to time.

      "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

      "Discount Debentures" means the Company's 11 3/4% Senior Subordinated Discount Debentures due 2005.

      "Discount Debenture Indenture" means the Indenture governing the Company's Discount Debentures as in effect on the date of original Issuance of the Securities and as thereafter amended.

      "Disqualified Stock" means any Capital Stock that by its terms (or by the terms of any security into which its is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on, or prior to, the maturity date of the Securities.

      "Dura-Line Agreement" means the Preferred Stock Agreement, dated March 1, 1992, among Dura-Line and certain other Persons, as in effect on the date of original Issuance of the Securities.

      "Equity Interests" means Capital Stock or partnership interests or warrants, options or other rights to acquire Capital Stock or partnership interests (but excluding (i) any debt security that is convertible into, or exchangeable for, Capital Stock or partnership interests, and (ii) any other Indebtedness or Obligation); provided, however, that Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "GAAP" means generally accepted accounting principles, consistently applied, as of the date of original Issuance of the Securities. All financial and accounting determinations and calculations under this indenture will be made in accordance with GAAP.

      "Hedging Obligations" means, with respect to any Person, the Obligations of such Persons under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts, currency swap agreements or similar agreements, and (iii) other agreements or arrangements designed to protect such Person against fluctuations, or otherwise to establish financial hedges in respect of, exchange rates, currency rates or interest rates.

      "Holder" means a Person in whose name a Security is registered.

      "Incentive Arrangements" means any earn-out agreements, stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with acquisitions of Persons or businesses by the Company or the Restricted Subsidiaries or the retention of executives, officers or employees by the Company or the Restricted Subsidiaries.

      "Indebtedness" means, with respect to any Person, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or a trade payable, and any Hedging Obligations, if and to the extent such indebtedness (other than a Hedging Obligation) would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition; provided, however, that "Indebtedness" will not include any Incentive Arrangements or obligations or payments thereunder.

      "Indenture" means this Indenture as amended or supplemented from time to time.

      "Insolvency or Liquidation Proceeding" means (i) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company.

      "Issue" means create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable for any Indebtedness or Capital Stock, as applicable; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. For this definition, the terms "Issuing," "Issuer," "Issuance" and "Issued" have meanings correlative to the foregoing.

      "Jordan Stockholders" means John W. Jordan, II and/or his heirs, executors and administrators, and/or The John W. Jordan, II Revocable Trust, The Jordan Family Trust and/or any other trust established by John W. Jordan, II whose beneficiaries are John W. Jordan, II and/or his lineal descendants or other relatives.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York are not required to be open.

      "Marketable Securities" means debt or equity securities of any Person (other than the Company or any Affiliate) that are freely tradeable under all applicable federal and state securities laws and that are either listed on a national stock exchange or traded over the counter.

      "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain or loss, together with any related provision for taxes, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions).

      "Net Proceeds" means, with respect to any Asset Sale, the aggregate amount of cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable Issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received as disbursements or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in either such case, only as and when so received) received by the Company or any of its Restricted Subsidiaries in respect of such Asset Sale, net of:

      (i) the cash expenses of such Asset Sale (including, without limitation, the payment of principal of, and premium, if any, and interest on, Indebtedness required to be paid as a result of such Asset Sale (other than the Securities) and legal, accounting and investment banking fees and sales commissions),

      (ii)  taxes paid or payable as a result thereof,

      (iii) any portion of cash proceeds that the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries shall constitute Net Proceeds on such date, and

      (iv) any relocation expenses and pension, severance and shutdown costs incurred as a result thereof.

      "New Credit Agreement" means the credit agreement to be entered into by the Company and/or certain of its Restricted Subsidiaries and certain lenders, as amended, modified, extended, restated, replaced or supplemented, from time to time, and any documents governing refinancings or extensions of amounts borrowed thereunder.

      "Non-Restricted Subsidiary" means J.I. Finance Company and any other Subsidiary of the Company other than a Restricted Subsidiary.

      "Obligations" means, with respect to any Indebtedness, all principal, premiums, interest, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness, and any other claims of such holder arising in respect of such Indebtedness.

      "Officer" means the President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

      "Officers' Certificate" means a certificate signed by two Officers.

      "Old Note Indenture" means the indenture, dated as of December 15, 1988, between the Company and First Bank National Association, as trustee, as amended or supplemented.

      "Old Notes" means the Company's 13-7/8% Series A Senior Subordinated Notes due 1998, and the Company's 16% Series B Senior Subordinated Reset Notes due 1998, each Issued under the Old Note Indenture.

      "Opinion of Counsel" means a written opinion in form and substance satisfactory to, and from legal counsel acceptable to, the Trustee (such counsel may be an employee of or counsel to the Company or the Trustee).

      "Other Permitted Indebtedness" means

      (i) Indebtedness of the Company and its Restricted Subsidiaries existing as of the date of original Issuance of the Securities (including Old Notes, if any, the Discount Debentures and the Securities);

      (ii) Indebtedness of the Company and its Restricted Subsidiaries in respect of bankers acceptances and letters of credit (including, without limitation, letters of credit in respect of workers' compensation claims) Issued in the ordinary course of business, or other indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims;

      (iii) Refinancing Indebtedness, provided that:

            (A) the principal amount of such Refinancing Indebtedness shall not exceed the outstanding principal amount of Indebtedness (including unused commitments) so extended, refinanced, renewed, replaced, substituted or refunded plus any amounts incurred to pay premiums, fees and expenses in connection therewith;

            (B) Refinancing Indebtedness of Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded, provided that this clause (B) will not apply to Refinancing Indebtedness Issued under the Credit Agreement or the New Credit Agreement; and

            (C) in the case of Refinancing Indebtedness of Subordinated Indebtedness, such Refinancing Indebtedness shall be subordinated to the Securities at least to the same extent as the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded;

      (iv) intercompany Indebtedness of and among the Company and its Restricted Subsidiaries (excluding guarantees by Restricted Subsidiaries of Indebtedness of the Company not Issued in compliance with Section 4.17);

      (v) Indebtedness of the Company and its Restricted Subsidiaries Issued in connection with making permitted Restricted Payments under Sections 4.05(b)(iv), (b)(v) or (b)(ix);

      (vi) Indebtedness of any Non-Restricted Subsidiary Issued after the date of original Issuance of the Securities, provided that such Indebtedness is nonrecourse to the Company and its Restricted Subsidiaries and the Company and its Restricted Subsidiaries have no Obligations with respect to such Indebtedness;

      (vii) Indebtedness of the Company and its Restricted Subsidiaries under Hedging Obligations;

     (viii) Indebtedness of the Company and its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be, and will not be deemed to be, inadvertent) drawn against insufficient funds in the ordinary course of business;

      (ix) Indebtedness of any Person at the time it is acquired as a Restricted Subsidiary, provided that such Indebtedness was not Issued by such Person in connection with or in anticipation of such acquisition;

      (x) guarantees by Restricted Subsidiaries of Indebtedness of any Restricted Subsidiary if the Indebtedness so guaranteed is permitted under this Indenture;

      (xi) guarantees by a Restricted Subsidiary of Indebtedness of the Company, if the Indebtedness so guaranteed is permitted under this Indenture and the Securities are guaranteed by such Restricted Subsidiary to the extent required by Section 4.17;

      (xii) guarantees by the Company of Indebtedness of any Restricted Subsidiary if the Indebtedness so guaranteed is permitted under this Indenture;

     (xiii) Indebtedness of the Company and its Restricted Subsidiaries Issued in connection with performance, surety, statutory, appeal or similar bonds in the ordinary course of business; and

      (xiv) Indebtedness of the Company and its Restricted Subsidiaries Issued in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the sale or disposition of any of their business, properties or assets.

      "Permitted Liens" means: (a) with respect to the Company and its Restricted Subsidiaries,

      (1) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

      (2) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any as shall be required in conformity with GAAP shall have been made therefor;

      (3) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

      (4) Liens incurred on deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

      (5) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business;

      (6) Liens (including extensions, renewals and replacements thereof) upon property acquired (the "Acquired Property") after the date of original Issuance of the Securities, provided that:

            (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or Issued to finance, refinance or refund, the cost (including the cost of construction) of the Acquired Property,

            (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of the Acquired Property,

            (C) such Lien does not extend to or cover any property other than the Acquired Property and any improvements on such Acquired Property, and

            (D) the Issuance of the Indebtedness to purchase the Acquired Property is permitted by Section 4.07;

      (7) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

      (8) judgment and attachment Liens not giving rise to an Event of Default;

      (9) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries;

      (10) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and that are within the general parameters customary in the industry, in each case securing indebtedness under Hedging Obligations;

      (11) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Restricted Subsidiaries;

      (12) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or its Restricted Subsidiaries in the ordinary course of business;

      (13) any interest or title of a lessor in property subject to any Capital Lease Obligation or operating lease;

      (14) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

      (15) Liens existing on the date of original Issuance of the Securities and any extensions, renewals or replacements thereof; and

      (16) any Lien granted to the Trustee under this Indenture and any substantially equivalent Lien granted to any trustee or similar institution under any indenture for Indebtedness permitted by the terms of this Indenture;

(b)   with respect to the Restricted Subsidiaries,

      (1) Liens securing Restricted Subsidiaries' reimbursement Obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

      (2) Liens securing Indebtedness Issued by Restricted Subsidiaries if such Indebtedness is permitted by (A) Section 4.07(a), (B) Sections 4.07(b)(i), (b)(ii), (b)(iii) or (b)(iv), or (C) clauses (i), (iii)
            (to the extent the Indebtedness subject to such Refinancing Indebtedness was subject to Liens), (vii), (ix) or (x) of the definition of Other Permitted Indebtedness;

      (3) Liens securing intercompany Indebtedness Issued by any Restricted Subsidiary to the Company or another Restricted Subsidiary;

      (4) additional Liens at any one time outstanding with respect to assets of the Restricted Subsidiaries the aggregate fair market value of which does not exceed $10,000,000 (the fair market value of any such asset is to be determined on the date such Lien is granted on such asset);

      (5) Liens securing guarantees by Restricted Subsidiaries of Indebtedness Issued by the Company if such guarantees are permitted by clause
            (xi) (but only in respect of the property, rights and assets of the Restricted Subsidiaries Issuing such guarantees) of the definition of Other Permitted Indebtedness; and

(c)   with respect to the Company,

      (1) Liens securing Indebtedness Issued by the Company under the Credit Agreement or the New Credit Agreement if such Indebtedness is permitted by Section 4.07 (including, but not limited to, Indebtedness Issued by the Company under the Credit Agreement or the New Credit Agreement pursuant to Section 4.07(b)(i) and/or (b)(iv));

      (2) Liens securing Indebtedness of the Company if such Indebtedness is permitted by clauses (i), (iii) (to the extent the Indebtedness subject to such Refinancing Indebtedness was subject to Liens) or
            (vii) of the definition of Other Permitted Indebtedness; and

      (3) Liens securing guarantees by the Company of Indebtedness Issued by Restricted Subsidiaries if such Indebtedness is permitted by Section
            4.07 (including, but not limited to, Indebtedness Issued by Restricted Subsidiaries under the Credit Agreement or the New Credit Agreement pursuant to Section 4.07(b)(i) and/or (b)(iv)) and if such guarantees are permitted by clause (xii) (but only in respect of Indebtedness Issued by the Restricted Subsidiaries under the Credit Agreement or the New Credit Agreement pursuant to Section 4.07) of the definition of Other Permitted Indebtedness;

provided, however, that, notwithstanding any of the foregoing, the Permitted Liens referred to in clause (c) of this definition shall not include any Lien on Capital Stock of Restricted Subsidiaries held by the Company (as distinguished from Liens on Capital Stock of Restricted Subsidiaries held by other Restricted Subsidiaries) other than Liens securing (A) Indebtedness of the Company Issued under the Credit Agreement or the New Credit Agreement pursuant to Section 4.07 and any permitted Refinancing Indebtedness of such Indebtedness, and (B) guarantees by the Company of Indebtedness Issued by Restricted Subsidiaries under the Credit Agreement or the New Credit Agreement pursuant to Section 4.07 and any permitted Refinancing Indebtedness of such Indebtedness.

      "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Post-Petition Interest" means, with respect to any Senior Indebtedness, all interest accrued or accruing on such Senior Indebtedness after the commencement of any Insolvency or Liquidation Proceeding in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Senior Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

      "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

      "Qualified Issuer" means any commercial bank (a) which has capital and surplus in excess of $100,000,000, and (b) the outstanding long-term debt securities of which are rated at least A-2 by Standard & Poor's Corporation or P-2 by Moody's Investor Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

      "Receivables" means, with respect to any Person all of the following property and interests in property of such Person whether now existing or existing in the future or hereafter acquired or arising: (i) accounts, (ii) accounts receivable, (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services, no matter how evidenced, whether or not earned by performance), (iii) all unpaid seller's or lessor's rights (including without limitation, recession, replevin, reclamation and stoppage in transit, relating to any of the foregoing or arising therefrom), (iv) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods), (v) all reserves and credit balances with respect to any such accounts receivable or account debtors, (vi) all letters of credit, security or guarantees of any of the foregoing, (vii) all insurance policies or reports relating to any of the foregoing, (viii) all collection or deposit accounts relating to any of the foregoing, (ix) all proceeds of any of the foregoing, and
(x) all books and records relating to any of the foregoing.

      "Receivables Financing" means (i) the sale or other disposition of Receivables that arise in the ordinary course of business, or (ii) the sale or other disposition of Receivables that arise in the ordinary course of business to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Receivables.

      "Receivables Subsidiary" means any Subsidiary of the Company or any other corporation, trust or entity, that is exclusively engaged in Receivables Financings and activities reasonably related thereto.

      "Refinancing Indebtedness" means (i) Indebtedness of the Company and its Restricted Subsidiaries Issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund any Indebtedness permitted under this Indenture or any Indebtedness Issued to so extend, refinance, renew, replace, substitute or refund such Indebtedness, (ii) any refinancings of Indebtedness Issued under the Credit Agreement or the New Credit Agreement, and (iii) any additional Indebtedness Issued to pay premiums and fees in connection with clauses (i) and (ii).

      "Refinancing Plan" means (i) the repayment of all outstanding indebtedness Issued under the Credit Agreement; (ii) the redemption of all the outstanding Old Notes, including accrued interest thereon, whether pursuant to a debt tender offer or Section 4.15; (iii) the payment of prepayment premiums on the Old Notes and consent fees for the solicitation of consents to amendments to the Old Indenture and the Old Notes from holders of Old Notes, and (iv) the payment of fees and expenses relating to clauses (i), (ii), and (iii).

      "Restricted Investment" means any capital contribution to, or other debt or equity investment in (other than certain investments in marketable securities and other negotiable instruments permitted by this Indenture) any Non-Restricted Subsidiary or any Person other than a Restricted Subsidiary or the Company, provided that Restricted Investments will not include any Incentive Arrangements. The amount of any Restricted Investment shall be the amount of cash and the fair market value at the time of transfer of all other property (as determined by the Board of Directors in good faith) initially invested or paid for such Restricted Investment, plus all additions thereto, without any adjustments for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Restricted Investment.

      "Restricted Subsidiary" means:

      (i) JII/Sales Promotion Associates, Inc., Imperial Electric Company Parsons Precision Products, Inc., Sate-Lite Manufacturing Company, Dura-Line Corporation, DACCO, Incorporated, Riverside Book and
            Bible House, Incorporated, Scott Motors, Inc. and Gear Research, Inc., World Bible Publishers, Inc., Clifton Book Company., Inc., Aim

            Electronics Corporation, Hudson Lock, Inc., Beemak Plastics, Inc., Borg Manufacturing, Detroit Transmission Products Co., Transmission Parts Warehouse, Inc., ABC Transmission Parts Warehouse, Inc., Nashville Transmission Parts Warehouse, Inc., Nashville Transmission Parts Warehouse, Inc., DACCO/Detroit of Florida, Inc., DACCO/Detroit of Minnesota, Inc., DACCO/Detroit of Colorado, Inc., DACCO/Detroit of Indiana Inc., DACCO/Detroit of Missouri, Inc., DACCO/Detroit of Memphis, Inc., DACCO/Detroit of Nebraska, Inc., DACCO/Detroit of Alabama Inc., DACCO/Detroit of New Jersey, Inc., DACCO/Detroit of Michigan, Inc., DACCO/Detroit of Arizona, Inc., DACCO/Detroit of North Carolina, Inc., JI Aviation, Inc., Cambridge Products Corporation, Welcome Home, Inc.,

      (ii) any other Subsidiary of the Company existing on the date of original Issuance of the Securities other than J.I. Finance Company, and

      (iii) any other Subsidiary of the Company formed, acquired or existing after the date of original Issuance of the Securities that is designated as a "Restricted Subsidiary" by the Company pursuant to a resolution approved by a majority of the Board of Directors.

      "SEC" means the Securities and Exchange Commission.

      "Securities" means the Company's 10 3/8% Senior Notes due 2003 Issued under this Indenture.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Indebtedness" means:

      (a)   (i)   all Obligations (including Post-Petition Interest) whether existing on the date of original Issuance of the Securities or Issued thereafter, in respect of:

                  (A)   all Indebtedness of the Company for money borrowed, and

                  (B) all Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable;

            (ii)  all Capitalized Lease Obligations of the Company;

            (iii) all Obligations of the Company:

                  (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

                  (B)   constituting Hedging Obligations, or

                  (C) Issued as the deferred purchase price of property and all conditional sale Obligations of the Company and all Obligations of the Company under any title retention agreement;

            (iv) all guarantees of the Company with respect to Obligations of other Persons of the type referred to in clauses (ii) and
                  (iii) and with respect to the payment of dividends of other Persons; and

            (v) all Obligations of the Company consisting of modifications, renewals, extensions, replacements and refundings of any Obligations described in clauses (i), (ii), (iii) or (iv);

unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Obligations are subordinated in right of payment to the Securities; provided, however, that Senior Indebtedness shall not be deemed to include:

            (1)   any Obligation of the Company to any Subsidiary,

            (2) any liability for federal, state, local or other taxes owed or owing by the Company,

            (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities),

            (4) any Indebtedness, guarantee or Obligation of the Company that is contractually subordinated or junior in any respect to any other Indebtedness, guarantee or Obligation of the Company, or

            (5)   any Indebtedness incurred in violation of this Indenture.

      (b) To the extent any payment of Senior Indebtedness, whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise, is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar Person under any Bankruptcy Law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied by such payment shall he deemed to be reinstated and outstanding as if such payment had not occurred. All Senior Indebtedness shall be and remain Senior Indebtedness for all purposes of this Indenture, whether or not subordinated in an insolvency or Liquidation Proceeding.

      "Significant Subsidiary" means (i) any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in clause (2) of the definition of such term in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act, and (ii) any other Restricted Subsidiary of the Company that is material to the business, earnings, prospects, assets or condition, financial or otherwise, of the Company and its Restricted Subsidiaries taken as a whole.

      "SFAS 106" means Statement of Financial Accounting Standards No. 106.

      "SFAS 109" means Statement of Financial Accounting Standards No. 109.

      "Subordinated Indebtedness" means all Obligations of the type referred to in clauses (i) through (v) of the definition of Senior Indebtedness if the instrument creating or evidencing the same or pursuant to which the same is outstanding designates such Obligations as being subordinated or junior in right of payment to Senior Indebtedness.

      "Subsidiary" of any Person means any entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body of such entity are owned by such Person (regardless of whether such Equity Interests are owned directly by such Person or through one or more Subsidiaries).

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss. ss. 77aaa-77bbbb) as in effect on the date of original Issuance of the Securities.

      "Trustee" means First Trust National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

      "Trust Officer" means the chairman of the board, the president or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

      "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, provided that no U.S. Government Obligation shall be callable at the Issuer's option.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the sum of the product(s) obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other requirement payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

Section 1.02. Other Definitions.

                                                             Defined in
             Term                                              Section

      "Affiliate Transaction" ...............................    4.08
      "Asset Sale Disposition Date" .........................    4.14
      "Asset Sale Trigger Date" .............................    4.14
      "Change of Control Trigger Date" ......................    4.13
      "covenant defeasance option" ..........................    8.01
      "Disposition" .........................................    5.01
      "Event of Default" ....................................    6.01
      "Excess Proceeds" .....................................    4.14
      "legal defeasance option" .............................    8.01
      "Notice of Default" ...................................    6.01
      "Offer" ...............................................    3.08
      "Other Indebtedness" ..................................    4.17
      "Other Indebtedness Guarantee" ........................    4.17
      "Paying Agent" ........................................    2.03
      "Purchase Date" .......................................    3.08

      "Registrar" .........................................      2.03
      "Restricted Payments" ...............................      4.05
      "Successor Corporation" .............................      5.01
      "Trustee Expenses" ..................................      6.08

Section 1.03. Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them therein.

Section 1.04. Rules of Construction.

      Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it herein;

            (2) an accounting term not otherwise defined herein has the meaning assigned to it under GAAP;

            (3)   "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular; and

            (5)   provisions apply to successive events and transactions.

                                    ARTICLE 2
                                 THE SECURITIES

Section 2.01. Form and Dating.

      The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.02. Execution and Authentication.

      Two officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

      If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

      A Security shall not be valid until authenticated by the manual signature of the Trustee, and the Trustee's signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A.

      The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Securities for original Issuance up to an aggregate principal amount stated in paragraph 4 of each Security (the aggregate principal amount of outstanding Securities may not exceed that amount at any time, except as provided in Section 2.07).

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

Section 2.03. Registrar and Paying Agent.

      The Company shall maintain an office or agency (the "Registrar") where Securities may be presented for registration of transfer or for exchange and an office or agency (the "Paying Agent") where Securities may be presented for payment. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change the Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the TIA's provisions and implement the provisions of this Indenture that relate to such Agent.

      The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar. If the Company fails to appoint or maintain a Registrar and Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07.

Section 2.04. Paying Agent to Hold Money in Trust.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the Holders' benefit or the Trustee all money the Paying Agent holds for redemption or purchase of the Securities or for the payment of principal of, or premium, if any, or interest on, the Securities, and will notify the Trustee of any Default by the Company in providing the Paying Agent with sufficient funds to (i) purchase Securities tendered pursuant to a Change of Control Offer, (ii) redeem Securities called for redemption, or (iii) make any payment of principal, premium or interest due on the Securities. While any such Default continues, the Trustee may require the Paying Agent to pay all money it holds to the Trustee. The Company at any time may require the Paying Agent to pay all money it holds to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Subsidiaries) shall have no further liability for the money it delivered to the Trustee. If the Company or any of its Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders' benefit or the Trustee all money it holds as Paying Agent.

Section 2.05. Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Securities held by, each Holder, and the Company shall otherwise comply with section 312(a) of the TIA.

Section 2.06. Transfer and Exchange.

      When Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall Issue, and the Trustee shall authenticate, Securities at the Registrar's request.

      Neither the Company nor the Registrar shall be required to Issue, register the transfer of, or exchange any Security (i) during a period beginning at the opening of business on the day the Trustee receives notice of an optional redemption from the Company pursuant to Section 3.02 and ending at the close of business on the day the Securities or portions thereof to be redeemed are selected by the Trustee, (ii) selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part, (iii) prior to the Payment Date that has been tendered pursuant to an Offer and not withdrawn, (iv) between the record date and the next succeeding interest payment date.

      No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to
Section 2.10, 3.06, 3.08, or 9.05, which the Company shall pay).

      Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing on such Security made by anyone other than the Company, the Registrar or any co-registrar) for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Security and for all other purposes, and notice to the contrary shall not affect the Trustee, any Agent or the Company.

Section 2.07. Replacement Securities.

      If any mutilated Security is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall Issue and the Trustee, upon the Company's written order signed by two Officers, shall authenticate a replacement Security if the Trustee's requirements are met. If the Trustee or the Company requires, the Holder must supply an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge for its expenses in replacing a Security.

      Every replacement Security is an additional Obligation of the Company.

      Section 2.08. Outstanding Securities.

      The Securities outstanding at any time are all the Securities the Trustee has authenticated except for those it has cancelled, those delivered to it for cancellation, and those described in this Section as not outstanding.

      If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a bonafide purchaser holds the replaced Security.

      If the entire principal of, and premium, if any, and accrued interest on, any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

      Subject to Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

Section 2.09. Treasury Securities.

      In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Securities that the Company or an Affiliate offers to purchase or acquires pursuant to an Offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or an Affiliate until legal title to such Securities passes to the Company or such Affiliate, as the case may be.

Section 2.10. Temporary Securities.

      Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the Company's written order signed by two Officers, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

Section 2.11. Cancellation.

      The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, any co-registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, replacement, payment (including all Securities called for redemption and all Securities accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Securities and shall destroy all cancelled Securities (subject to the Exchange Act's record retention requirements) and deliver a certificate of their destruction to the Company unless by written order, signed by two Officers of the Company, the Company shall direct that cancelled Securities be returned to it. The Company may not Issue new Securities to replace any Securities that have been cancelled by the Trustee or that have been delivered to the Trustee for cancellation. If the Company or an Affiliate acquires any Securities (other than by redemption or pursuant to an Offer), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until such Securities are delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

      If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Securities and
Section 4.01. The Company shall, with the Trustee's consent, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail a notice that states the special record date, the related payment date and the amount of interest to be paid.

Section 2.13. Record Date.

      The record date for purposes of determining the identity of holders of Securities entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in section 316(c) of the TIA.

Section 2.14. CUSIP Number.

      A "CUSIP" number will be printed on the Securities, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number.

                                    ARTICLE 3
              OPTIONAL REDEMPTION AND MANDATORY OFFERS TO PURCHASE

Section 3.01. Notices to Trustee.

      If the Company elects to redeem Securities pursuant to Section 3.07 it shall furnish to the Trustee, at least 10 but not more than 15 days before notice of redemption is to be mailed by the Company to Holders, an Officers' Certificate stating that the Company has elected to redeem Securities pursuant to Section 3.07(a) or 3.07(b), as the case may be, the date notice of redemption is to be mailed to Holders, the redemption date, the aggregate principal amount of Securities to be redeemed, the redemption price for such Securities and the amount of accrued and unpaid interest on such Securities as of the redemption date. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the

Trustee may rely) setting forth the name of, and the aggregate principal amount of Securities held by, each Holder.

      If the Company is required to offer to purchase Securities pursuant to
Section 4.13 or 4.14, it shall furnish to the Trustee, at least 2 Business Days before notice of the Offer is to be mailed to Holders, an Officers' Certificate setting forth that the Offer is being made pursuant to Section 4.13 or 4.14, as the case may be, the Purchase Date, the maximum principal amount of Securities the Company is offering to purchase pursuant to the Offer, the purchase price for such Securities, and the amount of accrued and unpaid interest on such Securities as of the Purchase Date.

      The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

Section 3.02. Selection of Securities to be Redeemed or Purchased.

      If less than all outstanding Securities are to be redeemed or if less than all Securities tendered pursuant to an Offer are to be accepted for payment, the Trustee shall select the outstanding Securities to be redeemed or accepted for payment pro rata, by lot or by a method that complies with the requirements of any stock exchange on which the Securities are listed and that the Trustee considers fair and appropriate. If the Company elects to mail notice of a redemption to Holders, the Trustee shall at least 5 business days prior to the date notice of redemption is to be mailed, (i) select the Securities to be redeemed from Securities outstanding not previously called for redemption, and
(ii) notify the Company of the names of each Holder of Securities selected for redemption, the principal amount of Securities held by each such Holder and the principal amount of such Holder's Securities that are to be redeemed. If less than all Securities tendered pursuant to an Offer on the Purchase Date are to be accepted for payment, the Trustee shall select on or promptly after the Purchase Date the Securities to be accepted for payment. The Trustee shall select for redemption or purchase Securities or portions of Securities in principal amounts of $1,000 or integral multiples of $1,000; except that if all of the Securities of a Holder are selected for redemption or purchase, the aggregate principal amount of the Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption or tendered pursuant to an Offer also apply to portions of Securities called for redemption or tendered pursuant to an Offer. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption or selected for purchase.

Section 3.03. Notice of Redemption.

      At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder of Securities or portions thereof that are to be redeemed.

      The notice shall identify the Securities or portions thereof to be redeemed and shall state:

            (1)   the redemption date;

            (2) the redemption price for the Securities and the amount of unpaid and accrued interest on such Securities as of the date of redemption;

            (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be Issued;

            (4)   the name and address of the Paying Agent;

            (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest on, such Securities;

            (6) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

            (8) that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice and printed on the Securities.

      At the Company's request, the Trustee shall (at the Company's expense) give the notice of redemption in the Company's name at least 30 but not more than 60 days before a redemption; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date and at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, (iii) states that the Company has elected to redeem Securities pursuant to Section 3.07(a) or 3.07(b), as the case may be, and (iv) sets forth the aggregate principal amount of Securities to be redeemed and the amount of accrued and unpaid interest thereon as of the redemption date. If the Trustee is not the Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Securities held by, each Holder.

Section 3.04. Effect of Notice of Redemption.

      Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the price set forth in the Security.

Section 3.05. Deposit of Redemption Price.

      On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money that the Company deposited with the Trustee or the Paying Agent in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

      If the Company complies with the preceding paragraph, interest on the Securities to be redeemed will cease to accrue on such Securities on the applicable redemption date, whether or not such Securities are presented for payment. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, and interest from the redemption date until such principal, premium and interest is paid, at the rate of interest provided in the Securities and Section 4.01.

Section 3.06. Securities Redeemed in Part.

      Upon surrender of a Security that is redeemed in part, the Company shall Issue and the Trustee shall authenticate for the Holder at the Company's expense a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07. Optional Redemption Provisions.

      The Securities may not be redeemed at the option of the Company prior to August 1, 1998. During the twelve (12) month period beginning August 1 of the years indicated below, the Securities will be redeemable at the option of the Company, in whole or in part, on at least 30 but not more than 60 days' notice to each Holder to be redeemed, at the redemption prices (expressed as percentages of the principal amount of the Securities) set forth below, plus any accrued and unpaid interest to the date of redemption:

       Year                                     Percentage
       ----                                     ----------

       1998 ................................... 105.18750%
       1999 ................................... 102.59375%
       2000 and thereafter .................... 100.00000%

Section 3.08. Mandatory Purchase Provisions.

(a) Within 30 days after any Change of Control Trigger Date or Asset Sale Trigger Date, the Company shall mail a notice to each Holder stating:

      (i) that an offer ("Offer") is being made pursuant to Section 4.13 or 4.14, as the case may be, the length of time the Offer shall remain open, and the maximum aggregate principal amount of Securities that the Company is offering to purchase;

      (ii) the purchase price for the Securities (as set forth in Section 4.13 or 4.14, as the case may be), the amount of accrued and unpaid interest on such Securities as of the purchase date, and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Purchase Date"));

      (iii) that any Security not accepted for payment will continue to accrue interest;

      (iv) that, unless the Company fails to deposit with the Paying Agent on the Purchase Date an amount sufficient to purchase all Securities accepted for payment, interest shall cease to accrue on such Securities after the Purchase Date;

      (v) that Holders electing to tender any Security or portion thereof will be required to surrender their Security, with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date, provided that Holders electing to tender only a portion of any Security must tender a principal amount of $1,000 or integral multiples thereof;

      (vi) that Holders will be entitled to withdraw their election to tender Securities if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Security purchased; and

      (vii) that Holders whose Securities are accepted for payment in part will be Issued new Securities equal in principal amount to the unpurchased portion of Securities surrendered; provided that only Securities in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.

(b) On the Purchase Date, the Company will, to the extent required by this Indenture and the Offer:

      (i) accept for payment the Securities or portions thereof tendered pursuant to such Offer,

      (ii) deposit with the Paying Agent an amount sufficient to purchase the lesser of (a) the Securities or portions thereof tendered pursuant to such Offer, and (b) the maximum aggregate principal amount of Securities that the Company offered to purchase pursuant to such Offer, and

      (iii) deliver, or cause to be delivered, to the Trustee all Securities tendered pursuant to the Offer, together with an Officers' Certificate setting forth the name of each Holder that tendered Securities and the principal amount of the Securities or portions thereof tendered by each such Holder.

(c) With respect to any Offer, if less than all of the Securities tendered pursuant to an Offer are to be purchased by the Company, the Trustee shall select on the Purchase Date the Securities or portions thereof to be accepted for payment pursuant to Section 3.02.

(d) Promptly after consummation of an Offer, (i) the Paying Agent shall mail to each Holder of Securities or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such Securities, (ii) with respect to any tendered Security not accepted for payment in whole or in part, the Trustee shall return such Security to the Holder thereof, and (iii) with respect to any Security accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Security equal in principal amount to the unpurchased portion of the tendered Security.

(e) The Company will publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

(f) The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable to any Offer.

(g) With respect to any Offer, if the Company deposits with the Paying Agent on the Purchase Date an amount sufficient to purchase all Securities accepted for payment, interest shall cease to accrue on such Securities after the Purchase Date; provided, however, that if the Company fails to deposit such amount on the Purchase Date, interest shall continue to accrue on such Securities until such deposit is made.

                                    ARTICLE 4
                                    COVENANTS

Section 4.01. Payment of Securities.

      The Company shall pay the principal of, and premium, if any, and interest on, the Securities on the dates and in the manner provided in the Securities. Holders of Securities must surrender their Securities to the Paying Agent to collect principal payments. Principal, premium, and interest shall be considered paid on the date due if the Paying Agent (other than the Company or any of its Subsidiaries) holds as of 10:00 a.m. Eastern Standard Time money the Company deposited in immediately available funds designated for and sufficient to pay all principal, premium, if any, and interest then due. The Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds the amount of principal, premium, if any, and interest paid on the Securities.

      To the extent lawful, the Company shall pay interest (including Post-Petition Interest) on (i) overdue principal and premium at the rate equal to 2% per annum in excess of the then applicable interest rate on the Securities, compounded semiannually, and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate as set forth in clause (i), compounded semiannually.

Section 4.02. SEC Reports.

(a) The Company shall file with the Trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee, within 15 days after it would have been required to file with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditor's report by a firm of established national reputation reasonably satisfactory to the Trustee), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act. Subsequent to the qualification of the Indenture under the TIA, the Company also shall comply with the provisions of section 314(a) of the TIA.

(b) If the Company is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports it furnishes to its stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause its financial statements referred to in Section 4.02(a), including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation reasonably satisfactory to the Trustee), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be so mailed to the Holders within

120 days after the end of each of the Company's fiscal years and within 60 days after the end of each of the first three fiscal quarters of each year. The Company will cause to be disclosed in a statement accompanying any annual report or comparable information as of the date of the most recent financial statements in each such report or comparable information the amount available for payments pursuant to Section 4.05 hereof. As of the date hereof, the Company's fiscal year ends on December 31.

Section 4.03. Compliance Certificate.

      The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company has taken or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest on, the Securities are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to Section 4.02 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Section 4.01, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, or 4.17 or of Article 5 or, if
any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default, or (ii) any default or event of default under any other mortgage, indenture of instrument that could result in an Event of Default under Section 6.01(4), an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

Section 4.04. Stay, Extension and Usury Laws.

      The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05. Limitation on Restricted Payments.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly,

      (i) declare or pay any dividend or make any distribution on account of the Company's or such Restricted Subsidiary's Capital Stock or other Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or a Restricted Subsidiary and other than dividends or distributions payable by a Restricted Subsidiary to another Restricted Subsidiary or to the Company),

      (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Restricted Subsidiaries (other than any such Equity Interest purchased from the Company or any Restricted Subsidiary),

      (iii) voluntarily prepay Indebtedness that is subordinated to the Securities, whether any such Subordinated Indebtedness is outstanding on, or issued after, the date of original issuance of the Securities, except as specifically permitted by the terms of this Indenture,

      (iv) make any Restricted Investment (all such dividends, distributions, purchases, redemptions or other acquisition, retirements, prepayments and Restricted Investments being collectively referred to as "Restricted Payments"), if, at the time of such Restricted
            Payment:

            (1) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

            (2) immediately after such Restricted Payment and after giving effect thereto on a pro forma basis, the Company shall not be able to Issue $l.00 of additional Indebtedness pursuant to
                  Section 4.07(a); or

            (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made after the date of original Issuance of the Securities, exceeds the sum of, without duplication:

                  (A) 50% of the aggregate Consolidated Net Income (including, for this purpose, gains from Asset Sales and, to the extent not already included in the aggregate Consolidated Net Income, gains from Restricted Investments shall be added to the aggregate Consolidated Net Income) of the Company (or, in case such aggregate is a loss, 100% of such loss) for the period (taken as one accounting period) from the beginning of the first quarter commencing immediately after the date of original Issuance of the Securities and ended as of the Company's most recently ended fiscal quarter at the time of such Restricted Payment, plus

                  (B) 100% of the aggregate net cash proceeds and the fair market value of any property or securities (as determined by the Board of Directors in good faith) received by the Company from the Issue or sale of Equity Interests or warrants, options or rights to acquire Equity Interests of the Company or any Restricted Subsidiary subsequent to the date of original

                        Issuance of the Securities (other than Equity Interests Issued or sold to a Restricted Subsidiary and other than Disqualified Stock), plus

                  (C)   $5,000,000, plus

                  (D) the amount by which the principal amount of and any accrued interest on:

                        (1)   any Senior Indebtedness of the Company, or

                        (2)   any Indebtedness of the Restricted Subsidiaries,

                        is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the date of original Issuance of the Securities of any indebtedness of the Company or any Restricted Subsidiary (not held by the Company or any Restricted Subsidiary) for Equity Interests (other than Disqualified Stock) of the Company or any Restricted Subsidiaries (less the amount of any cash, or the fair market value of any other property or securities (as determined by the Board of Directors in good faith), distributed by the Company or any Restricted Subsidiary (to Persons other than the Company or any other Restricted Subsidiary) upon such conversion or exchange), plus

                  (F) if any Non-Restricted Subsidiary is redesignated as a Restricted Subsidiary, the fair market value (as determined by the Board of Directors in good faith) of such Non-Restricted Subsidiary as of the date it is redesignated; provided, however, that for purposes of this clause (E), the fair market value of any redesignated Non-Restricted Subsidiary shall be reduced by the amount that any such redesignation replenishes or increases the amount of Restricted Investments permitted to be made pursuant to Section 4.05(b)(iii).

(b) Notwithstanding Section 4.05(a), the following Restricted Payments may be made:

      (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would comply with the provisions hereof;

      (ii) the retirement of any of the Company's Capital Stock or Subordinated Indebtedness in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, other Capital Stock (other than Disqualified Stock) and neither such retirement nor the proceeds of any such sale or exchange shall be included in any computation made pursuant to
            Section 4.05(a);

      (iii) making Restricted Investments at any time, and from time to time, in an aggregate outstanding amount of $40,000,000 after the date of original Issuance of the Securities (it being understood that if any Restricted Investment acquired with a Restricted Payment after the date of original Issuance of the Securities pursuant to this clause
            (iii) is sold, transferred or otherwise conveyed to any Person other than the Company or a Restricted Subsidiary, the portion of the net cash proceeds or fair market value of securities or properties paid or transferred to the Company and its Restricted Subsidiaries in connection with such sale, transfer or conveyance that relates to the repayment or return of the original cost of such a Restricted Investment will replenish or increase the amount of Restricted Investments permitted to be made pursuant to this Section 4.05(b)(iii), so that up to $40,000,000 of Restricted Investments may be outstanding under this Section 4.05(b)(iii) at any given time);

      (iv) the repurchase or redemption of the Company's common stock upon the death of Thomas H. Quinn, pursuant to the terms of an Employment Agreement, dated as of February 25, 1988, between the Company and Thomas H. Quinn, as amended or supplemented; provided, however, that the funds necessary to satisfy the Company's obligation to repurchase or redeem such Common Stock shall be fully reimbursed by insurance;

      (v) the repurchase or redemption of the Company's common stock pursuant to the terms of the several Restricted Stock Agreements, each dated as of February 25, 1988, between the Company and each of Thomas H. Quinn, Jonathan F. Boucher and John R. Lowden, the Restricted Stock Agreement, dated as of December 31, 1992, between the Company and Thomas Quinn and the Restricted Stock Agreements, each dated as of January 1, 1992, between the Company and each of Jonathan F. Boucher, Adam Max and Thomas Quinn, in each case as amended or supplemented, up to an aggregate amount not to exceed $7,500,000;

      (vi) any loans, advances, distributions or payments from the Company to its Restricted Subsidiaries, or any loans, advances, distributions or payments by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, pursuant to intercompany Indebtedness, intercompany management agreements, intercompany tax sharing agreements, and other intercompany agreements and obligations;

      (vii) the payment of directors' fees in an annual aggregate amount not to exceed $250,000;

     (viii) investments in marketable securities and other negotiable instruments through the William Penn Funds (including the William Penn Interest Income Fund);

      (ix)  scheduled payments of dividends on, and redemptions of,

            (A) the Preferred Stock of Sate-Lite in an annual aggregate amount not to exceed $20,000, and

            (B)   the Preferred Stock of Dura-Line,

                  (1) in an aggregate annual amount not to exceed $300,000 for dividends, and


                  (2) in an aggregate amount not to exceed $3,750,000 for redemptions pursuant to the terms of the Dura-Line Agreement;

      (x) to the extent constituting Restricted Payments, if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the payment of consulting, financial and investment banking fees (but not limiting the payment of indemnities, expenses and other amounts) under the Consulting Agreement, provided that the obligation of the Company to pay such fees under the Consulting Agreement shall be subordinated expressly to the Company's Obligations on the Securities;

      (xi) the purchase, redemption, retirement or other acquisition of (a) any Senior Indebtedness required by its terms to be purchased, redeemed, retired or acquired with the net proceeds from asset sales (as defined in the instrument evidencing such Senior Indebtedness) or upon a change of control (as defined in the instrument evidencing such Senior Indebtedness), and (b) the Securities pursuant to Sections 4.13 and 4.14;

      (xii) the exchanging, refinancing or refunding of Subordinated Indebtedness through the Issuance of Subordinated Indebtedness so long as the Subordinated Indebtedness to be Issued is Refinancing Indebtedness permitted under Section 4.07; or

      (xiii) any payments made in connection with the Refinancing Plan.

Section 4.06. Corporate Existence.

      Subject to Section 4.14 and Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each of its Restricted Subsidiaries and the rights (charter and statutory), licenses and franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.07. Limitation on Incurrence of Indebtedness.

(a) The Company will not, and will not permit any Restricted Subsidiary to Issue any Indebtedness (other than the Indebtedness represented by the Discount Debentures, the Old Notes and the Securities) unless: the Company's Cash Flow Coverage Ratio for its four full fiscal quarters next preceding the date such additional Indebtedness is Issued would have been at least:

      (i) 1.7 to 1, if such date is between the date of original Issuance of the Securities and June 30, 1995,

      (ii)  1.85 to 1, from July 1, 1995 through June 30, 1997, or

      (iii) 2.0 to 1, from July 1, 1997 and thereafter,

            in each case determined on a pro forma basis (including a pro forma application of proceeds of such Indebtedness and any other Indebtedness incurred since the end of the applicable four quarter period including, without limitation, the earnings of any business acquired by the Company with the proceeds of such Indebtedness) as if such additional Indebtedness and any other Indebtedness issued since the end of the applicable four quarter period had been Issued at the beginning of such four-quarter period.

(b) Section 4.07(a) will not apply to the Issuance of:

      (i) Indebtedness of the Company and/or its Restricted Subsidiaries up to the greater of (A) $75.0 million in aggregate principal amount pursuant to the Credit Agreement or the New Credit Agreement, and
            (B) an aggregate principal amount up to the sum of: (x) 85% of the book value of the Company and its Restricted Subsidiaries' Receivables on a consolidated basis, and (y) 65% of the book value of the Company and its Restricted Subsidiaries' inventories on a consolidated basis;

      (ii) Indebtedness of the Company and its Restricted Subsidiaries pursuant to any Receivables Financing;

      (iii) Indebtedness of the Company and its Restricted Subsidiaries in connection with capital leases, sale and leaseback transactions, purchase money obligations, capital expenditures or similar financing transactions relating to:

            (A) their properties, assets and rights as of the date of original Issuance of the Securities up to $20,000,000 in aggregate principal amount, or

            (B) their properties, assets and rights acquired after the date of original Issuance of the Securities, provided that such Indebtedness under this Section 4.07(b)(iii)(B) does not exceed 100% of the cost of such properties, assets and rights;

      (iv) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount up to $25,000,000 (all or any portion of which may be Issued as additional Indebtedness under the Credit Agreement or the New Credit Agreement); and

      (v)   Other Permitted Indebtedness.

(c) Notwithstanding Sections 4.07(a) and (b), no Restricted Subsidiary shall under any circumstances Issue a guarantee of any Indebtedness of the Company except for guarantees Issued by Restricted Subsidiaries pursuant to Section 4.17, provided, however, that this Section 4.07(c) will not limit or restrict guarantees Issued by Restricted Subsidiaries in respect of Indebtedness of other Restricted Subsidiaries.

Section 4.08. Limitation on Transactions With Affiliates.

(a) Neither the Company nor any of its Restricted Subsidiaries may make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or dispose of any properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into any or amend any contract, agreement or understanding with, or for the benefit of, an Affiliate (each such transaction or series of related transactions that are part of a common plan an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

(b) Neither the Company nor any of its Restricted Subsidiaries may engage in any Affiliate Transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $5,000,000 (including cash and non-cash payments and benefits valued at their fair market value by the Board of Directors in good faith) unless the Company delivers to the Trustee

(i) a resolution of the Board of Directors stating that the Board of Directors (including a majority of the disinterested directors, if any) has, in good faith, determined that such Affiliate Transaction complies with the provisions of this Indenture, and (ii) an opinion as to the fairness of such Affiliate Transaction to the Company or such Restricted Subsidiary from a financial point of view by an investment banking firm of national prominence that is not an Affiliate.

(c) Notwithstanding Sections 4.08(a) and (b), this Section 4.08 will not apply to:

      (i) transactions between the Company and any Restricted Subsidiary or between Restricted Subsidiaries,

      (ii)  any payments or transactions permitted pursuant to Section 4.05,

      (iii) payments of fees and other amounts due under the Consulting Agreement, and

      (iv) the payment of reasonable and customary directors' fees to directors of the Company and its Restricted Subsidiaries.

Section 4.09. Limitation on Liens.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any asset now owned or hereafter acquired by them, or any income or profits therefrom or assign or convey any right to receive income therefrom; provided, however, that in addition to creating Permitted Liens on its properties or assets, the Company may create any Lien upon any of its properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Securities are equally and ratably secured.

Section 4.10. Compliance With Laws, Taxes.

      The Company shall, and shall cause each of its Restricted Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition, financial or otherwise, of the Company and its Restricted Subsidiaries taken as a whole.

      The Company shall, and shall cause each of its Restricted Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except those contested in good faith by appropriate proceedings.

Section 4.11. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any Restricted Subsidiary to:

      (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any Restricted Subsidiary, or pay any Indebtedness owed to, the Company or any Restricted Subsidiary,

      (ii)  make loans or advances to the Company, or

      (iii) transfer any of its properties or assets to the Company,

            except for such encumbrances or restrictions existing under or by reason of:

            (A)   applicable law,

            (b)   Indebtedness permitted;

                  (1)   under Section 4.07(a),

                  (2) under Sections 4.07(b)(i), (b)(ii) and (b)(iv) and clauses (i), (vii), and (ix) of the definition of Other Permitted Indebtedness, or

                  (3)   agreements and transactions permitted under Section
                        4.05,

            (C) customary provisions restricting subletting or assignment of any lease or license of the Company or any Restricted Subsidiary,

            (D) customary provisions of any franchise, distribution or similar agreement,

            (E) any instrument governing Indebtedness or any other encumbrance or restriction of a Person acquired by the Company or any Restricted Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired,

            (F) Indebtedness or other agreements existing on the date of original Issuance of the Securities,

            (G)   any Refinancing Indebtedness of Indebtedness described in
                  Section 4.07(b)(i), (b)(ii) and (b)(iv) and clauses (i),
                  (vii), and (ix) of the definition of Other Permitted Indebtedness; provided that the encumbrances and restrictions created in connection with such Refinancing Indebtedness are no more restrictive in any material respect with regard to the interests of the Holders than the encumbrances and restrictions in the refinanced Indebtedness,

            (H) any restrictions, with respect to a Restricted Subsidiary, imposed pursuant to an agreement that has been entered into for the sale or disposition of the stock, business, assets or properties of such Restricted Subsidiary,

            (I) the terms of any Indebtedness of the Company incurred in connection with Section 4.07, provided that the terms of such Indebtedness constitute no greater encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make distributions, make loans or advances or transfer properties or assets than is permitted by this Section 4.11, and

            (J) the terms of purchase money obligations, but only to the extent such purchase money obligations restrict or prohibit the transfer of the property so acquired.

(b) Nothing contained in this Section 4.11 shall prevent the Company from entering into any agreement or instrument providing for the incurrence of Permitted Liens or restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that are subject to Permitted Liens.

Section 4.12. Maintenance of Office or Agencies.

      The Company will maintain in the Borough of Manhattan, the City of New York an office or an agency (which may be an office of any Agent) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

      The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or recision shall in any matter relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or recision and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.13. Change of Control.

(a) Upon the occurrence of a Change of Control (such date being the "Change of Control Trigger Date"), each Holder shall have the right to require the Company to purchase such Holder's Securities pursuant to an Offer at a purchase price equal to 101% of the aggregate principal amount of such Securities, plus any accrued and unpaid interest to the Purchase Date. Although the failure of the Company to purchase all Securities tendered in such an Offer shall be a Default, if the Company is unable to purchase all Securities tendered in such an Offer, the Company shall nevertheless purchase the maximum principal amount of Securities that it is able to purchase at that time.

(b) In the event of a Change of Control, the Company shall not offer to purchase or redeem any Subordinated Indebtedness required or entitled by its terms to be redeemed or purchased until the Change of Control Offer for the Securities has been consummated and all Securities tendered pursuant to such Offer have been accepted for payment.

Section 4.14. Limitation on Asset Sales.

(a) The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale (including the sale of any of the Capital Stock of any Restricted Subsidiary) providing for Net Proceeds in excess of $2,500,000 unless at least (A) 50% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash and/or Cash Equivalents and/or Marketable Securities, and (B) 75% of the Net Proceeds from such Asset Sale are applied to one or more of the following in such combination as the Company shall elect:

      (i) an investment in another asset or business in the same line of business as, or a line of business similar to that of, the line of business of the Company and its Restricted Subsidiaries at that time; provided that such investment occurs on or prior to the 365th day following the date of such Asset Sale (the "Asset Sale Disposition Date"),

      (ii) the purchase, redemption or other prepayment or repayment of outstanding Senior Indebtedness on or prior to the Asset Sale Disposition Date, or

      (iii) an Offer expiring on or prior to the Purchase Date.

(b) Any Net Proceeds from the Asset Sale that are not applied or invested as provided in Sections 4.14(a)(i) or (a)(ii) shall constitute "Excess Proceeds."

(c) When the aggregate amount of Excess Proceeds exceeds $10,000,000 (the "Asset Sale Trigger Date"), the Company shall make an Offer to all Holders to purchase the maximum principal amount of the Securities then outstanding that may be purchased out of Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof, plus any accrued and unpaid interest to the Purchase Date.

(d) To the extent that any Excess Proceeds remain after completion of the Offer, the Company may use such remaining amount for general corporate purposes.

(e) Upon completion of an Offer, the amount of Excess Proceeds shall be reset at zero.

(f) Notwithstanding the foregoing, to the extent that any or all of the Net Proceeds of an Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied pursuant to this Section 4.14, but may be retained for so long, but only for so long, as the applicable local law prohibits repatriation to the United States. The Company will promptly take all reasonable actions required by the applicable local law to permit such repatriation, and once such repatriation of any affected Net Proceeds is not prohibited under applicable local law, such repatriation will be immediately effected and such repatriated Net Proceeds will be applied in the manner set forth above as if such Asset Sale had occurred on the date of repatriation.

Section 4.15. Redemption of Old Notes.

      The Company will, on December 15, 1993, exercise its right to make an optional redemption of all outstanding Old Notes, if any, in accordance with the terms of the Old Indenture.

Section 4.16. Limitation on Amendment of Discount Debenture Indenture.

      Article 10 and Sections 9.07 and 11.15 of the Discount Debenture Indenture shall not be amended, modified, supplemented or altered in any manner that would adversely affect Holders of the Securities without the consent of Holders of at least a majority of the outstanding principal amount of the Securities.

Section 4.17. Guarantees by Restricted Subsidiaries.

(a) The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee any Indebtedness of the Company other than the Securities ("Other Indebtedness") unless:

      (i) such Restricted Subsidiary contemporaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of payment of the Securities then outstanding by such Restricted Subsidiary to the same extent as the guarantee (the "Other Indebtedness Guarantee") of the Other Indebtedness (including waiver of subrogation, if any), and

      (ii) if the Other Indebtedness guaranteed by such Restricted Subsidiary is:

            (A) Senior Indebtedness, the guarantee for the Securities shall be pari passu in right of payment to the Other Indebtedness Guarantee, and

            (B) Subordinated Indebtedness, the guarantee for the Securities shall be senior in right of payment to the Other Indebtedness Guarantee,

            provided that none of that the foregoing will limit or restrict guarantees Issued by Restricted Subsidiaries in respect of Indebtedness of other Restricted Subsidiaries.

(b) Each guarantee of the Securities created by a Restricted Subsidiary pursuant to Section 4.17(a) shall be in form and substance satisfactory to the Trustee and shall provide, among other things, that it will be automatically and unconditionally released and discharged upon:

      (i) any sale, exchange or transfer permitted by this Indenture to any Person not an Affiliate of (A) all of the Company's Capital Stock in such Restricted Subsidiary, or (B) the sale of all or substantially all of the assets of the Restricted Subsidiary and upon the application of the Net Proceeds from such sale in accordance with
            Section 4.14, or

      (ii) the release or discharge of the Other Indebtedness Guarantee that resulted in the creation of such guarantee of the Securities, except a discharge or release by or as a result of payment under such Other Indebtedness Guarantee.

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01. Merger or Consolidation.

(a) The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person, (any such consolidation, merger or sale being a "Disposition") unless:

      (i) the successor entity of such Disposition or the Person to which such Disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

      (ii) the successor corporation of such Disposition or the corporation to which such Disposition shall have been made expressly assumes the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and this Indenture;

      (iii) immediately after such Disposition no Default or Event of Default exists; and

      (iv) the entity (the "Successor Corporation") formed by or surviving any such Disposition or the corporation to which such Disposition shall have been made;

            (A) shall have Consolidated Net Worth (immediately after the Disposition but prior to any purchase accounting adjustments resulting from the Disposition) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the Disposition,

            (B) shall be permitted immediately after the Disposition by the terms of Section 4.07(a) to Issue at least $1.00 of additional Indebtedness, and

            (C) shall have a pro forma Cash Flow Coverage Ratio, for the four fiscal quarters immediately preceding the applicable Disposition, equal to or greater than the actual Cash Flow Coverage Ratio of the Company for such four quarter period;

            provided, however, that for purposes of this Section 5.01(a)(iv), wherever applicable, the pro forma Cash Flow Coverage Ratio shall be calculated after giving effect to such Disposition as if the same had occurred at the beginning of the applicable four-quarter period.

      Prior to the consummation of any proposed Disposition, the Company shall deliver to the Trustee an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed Disposition and such supplemental indenture comply with this Indenture.

Section 5.02. Successor Corporation Substituted.

      Upon any Disposition, the Successor Corporation resulting from such Disposition shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor has been named as the Company herein; provided, however, that neither the Company nor any Successor Corporation shall be released from its Obligation to pay the principal of, and premium, if any, and interest on, the Securities.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

(a)   An "Event of Default" is:

            (1) a default for 30 days in payment of interest on the Securities;

            (2)   a default in payment when due of principal or premium, if any;

            (3) the failure of the Company to comply with any of its other agreements or covenants in, or provisions of, the outstanding Securities or this Indenture and the Default continues for the period, if applicable, and after the notice specified in
                  Section 6.01(b);

            (4) a default by the Company or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be Issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness exists prior to, or is created after, the date of original Issuance of the Securities if:

                  (A) either (i) such default results from the failure to pay principal of or interest on any such Indebtedness and such default continues for 30 days beyond any applicable grace period, or (ii) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity, and

                  (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon, or the maturity of which has been accelerated, aggregates in excess of $15,000,000;

            (5) a failure by the Company or any Restricted Subsidiary to pay final judgments (not covered by insurance) aggregating in excess of $7,500,000 which judgments a court of competent jurisdiction does not rescind, annul or stay within 45 days after their entry and the Default continues for the period and after the notice specified in Section 6.01(b);

            (6) in existence when the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A)   commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its creditors;

            (7) in existence when a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Significant Subsidiary in an involuntary case,

                  (B) appoints a Custodian of the Company or any Significant Subsidiary, or for all or substantially all of the property of the Company or any Significant Subsidiary, or

                  (C) orders the liquidation of the Company or any Significant Subsidiary,

                  and any such order or decree remains unstayed and in effect for 60 days.

(b) A Default under Section 6.01(a)(3) (other than a Default under Sections 4.05, 4.07, 4.08, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17, and 5.01 any of which shall be an Event of Default with the notice but without the passage of time specified in this Section 6.01(b)) or Section 6.01(a)(5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

(c) In the case of any Event of Default pursuant to Section 6.01(a) occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have to pay if the Company then had elected to redeem the Securities pursuant to paragraph 5 of the Securities, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

Section 6.02. Acceleration.

(a) Upon the occurrence of an Event of Default (other than an Event of Default under Section 6.01(a)(6) or (a)(7)) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all outstanding Securities to be due and payable immediately and upon such declaration, the principal amount and premium, if any, of all such Securities, and any accrued interest on, all such Securities to the date of payment shall be due and payable immediately; provided, however, that if an Event of Default arises under Section 6.01(a)(6) or (a)(7), the principal amount of, and premium, if any, and any accrued and unpaid interest on, all such Securities, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(b) The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may rescind any declaration of acceleration of such Securities and its consequences if the rescission would not conflict with any judgment or decree and if all existing Defaults and Events of Default (other than the nonpayment of principal of, or premium, if any, or interest on, the Securities which shall have become due by such declaration) shall have been cured or waived.

(c) If there has been a declaration of acceleration of the Securities because an Event of Default under Section 6.0l(a)(4) has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness described in Section 6.01(a)(4) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days thereof and if:

      (i) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction,

      (ii) all existing Events of Default, except non-payment of principal or interest that shall have become due solely because of the acceleration, have been cured or waived, and

      (iii) the Company has delivered an Officer's Certificate to the Trustee to the effect of clauses (i) and (ii) above.

Section 6.03. Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on, the Securities or to enforce the performance of any provision of the Securities or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

      The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive any existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, any Security (which may only be waived with the consent of each Holder affected). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

      Subject to Section 7.01(e), the Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

      A Holder may pursue a remedy with respect to this Indenture or the Securities only if:

      (i) the Holder gives to the Trustee notice of a continuing Event of Default;

      (ii) the Holders of at least 25% in principal amount of the then outstanding Securities make a request to the Trustee to pursue the remedy;

      (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

      (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

      (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

      A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

      Holders of the Securities may not enforce this Indenture, except as provided herein.

Section 6.07. Rights of Holders to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and premium, if any, and interest on, a Security on or after a respective due date expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(a)(1) or (a)(2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for (i) the principal, premium, if any, and interest remaining unpaid on the Securities, (ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest, and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel ("Trustee Expenses").

Section 6.09. Trustee May File Proofs of Claim.

      The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for Trustee Expenses) and the Holders allowed in any Insolvency or Liquidation Proceeding or other judicial proceeding relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such Insolvency or Liquidation Proceeding or other judicial proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such Trustee Expenses, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any Insolvency or Liquidation Proceeding.

Section 6.10. Priorities.

      If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First:      to the Trustee for amounts due under Section 7.07;

                  Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders

Section 6.11. Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default occurs (and has not been cured) the Trustee shall (i) exercise the rights and powers vested in it by this Indenture, and (ii) use the same degree of care and skill in exercising such rights and powers as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

      (i) the Trustee's duties shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

      (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to this Indenture's requirements and to confirm the correctness of all mathematical computations.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

      (i)   this paragraph does not limit the effect of Section 7.01(b);

      (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

      (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction it receives pursuant to Section 6.05.

(d) Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money it receives except as the Trustee may agree in writing with the Company. Money the Trustee holds in trust need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

(a) The Trustee may rely on any document it believes to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

(e) Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer.

Section 7.03. Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04. Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or for any money paid to the Company or upon the Company's direction under any provisions hereof, it shall not be responsible for the use or application of any money any Paying Agent other than the Trustee receives, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture, other than its certificate of authentication.

Section 7.05. Notice to Holders of Defaults and Events of Default.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security (including any failure to redeem Securities called for redemption or any failure to purchase Securities tendered pursuant to an Offer that are required to be purchased by the terms of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the Holders' interests.

Section 7.06. Reports by Trustee to Holders.

      Within 60 days after each August 1 beginning with August 1, 1994, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with section 313(a) of the TIA (but if no event described in section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with section 313(b)(2) of the TIA. The Trustee shall also transmit by mail all reports as required by section 313(c) of the TIA.

      Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

      The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses it incurs or makes in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company shall indemnify the Trustee against any and all losses, liabilities or expenses the Trustee incurs arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its Obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The Company's Obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

      The Company need not reimburse any expense or indemnify against any loss or liability the Trustee incurs through negligence or bad faith.

      To secure the Company's payment of its Obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property the Trustee holds or collects, except that held in trust to pay principal of, and premium, if any, and interest on, particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law.

Section 7.08. Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

      (i)   the Trustee fails to comply with Section 7.10;

      (ii) the Trustee is adjudged a bankruptcy or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (iii) a Custodian or public officer takes charge of the Trustee or its property; or

      (iv)  the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee, provided that the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace any successor Trustee appointed by Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its appointment to Holders. The retiring Trustee shall promptly transfer all property it holds as Trustee to the successor Trustee, provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the retiring Trustee's benefit with respect to expenses and liabilities it incurred prior to being replaced.

Section 7.09. Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

      The Trustee shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, of any state thereof, or the District of Columbia authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $25 million ($100 million in the case of any successor Trustee) as set forth in its most recent published annual report of condition, and (iv) satisfy the requirements of sections 310(a)(1), (2) and (5) of the TIA. The Trustee is subject to section 310(b) of the TIA.

Section 7.11. Preferential Collection of Claims Against Company.

      The Trustee is subject to section 311(a) of the TIA, excluding any creditor relationship listed in section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to section 311(a) of the TIA to the extent indicated therein.

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

Section 8.01. Discharge of Liability on Securities; Defeasance.

(a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation, or
(ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable under this Indenture by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect.

(b) Subject to Sections 8.01(c), 8.02, and 8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14, 4.15, 4.16 and 4.17, and
the operation of Sections 5.01(iii), 5.01(iv), or 6.01(a)(3) through (a)(7) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

      If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in 6.01(a)(3) through
(a)(7) or because of the Company's failure to comply with Sections 5.01(iii) or 5.01(iv).

      Upon satisfaction of the conditions set forth herein and upon the Company's request (and at the Company's expense), the Trustee shall acknowledge in writing the discharge of those obligations that the Company has terminated.

(c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.04, 7.07, 7.08, 8.04, 8.05, and
8.06, and the Trustee's and the Paying Agent's obligations in Section 8.04 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07 and 8.05 and the Company's, Trustee's and Paying Agent's obligations in Section 8.04 shall survive.

Section 8.02. Conditions to Defeasance.

      The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient for the payment in full of the principal of, and any premium due on, the Securities, and any accrued and unpaid interest, as of the maturity date, the redemption date or the Purchase Date, as the case may be;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal of, and premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;

            (3)   since the Company's irrevocable deposit provided for in
                  Section 8.02(1) 91 days have passed;

            (4) no Default has occurred and is continuing on the date of such deposit and after giving effect to it;

            (5) the deposit does not constitute a default under any other agreement binding on the Company;

            (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

            (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) under applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities contemplates by this Article 8 have been satisfied.

      Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption or purchase of Securities at a future date in accordance with Article 3.

Section 8.03. Application of Trust Money.

      The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Securities.

Section 8.04. Repayment to Company.

      After the Securities have been paid in full, the Trustee and the Paying Agent shall promptly turn over to the Company any excess money or securities they hold.

      The Trustee and the Paying Agent shall pay to the Company upon written request any money they hold for the payment of principal, premium or interest that remains unclaimed for 1 year after the date upon which such payment shall have become due; provided however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York,(including, without limitation, The Wall Street Journal). After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.05. Indemnity for Government Obligations.

      The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06. Reinstatement.

      If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of, or premium, if any, or interest on, any Securities because of the reinstatement of its Obligations, the Company shall be subrogated to the Holders' rights to receive such payment from the money or U.S. Government Obligations the Trustee or Paying Agent holds.

                                    ARTICLE 9
                                   AMENDMENTS

Section 9.01. Amendments and Supplements Permitted Without Consent of Holders.

      Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder:

      (a)   to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

      (c) to provide for the assumption by a Successor Corporation of the Company's Obligations to the Holders in the event of a Disposition pursuant to Article 5;

      (d) to comply with SEC's requirements to effect or maintain the qualification of this Indenture under the TIA; or

      (e) to make any change that does not materially adversely affect any Holder's legal rights under this indenture.

      Upon the Company's request, after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any amended or supplemental indenture, the documents described in Section 9.06, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be contained in any such amended or supplemental indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. Amendments and Supplements Requiring Consent of Holders.

      Subject to Section 6.07, the Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities). Subject to Sections 6.04 and 6.07, the Holders of a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) may also waive any existing Default or Event of Default (other than a payment Default) and its consequences or compliance in a particular instance by the Company with any provision of this Indenture or the Securities.

      Upon the Company's request and after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any supplemental indenture, evidence of the Holders' consent, and the documents described in Section 9.06, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but not be obligated to, enter into such amended or supplemental indenture.

      It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment or waiver under this Section becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Without the consent of each Holder affected, an amendment, supplement or waiver under this Section may not:

            (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the rate of or change the time for payment of interest, including default interest as set forth in Section 4.01, on any Security or alter the redemption or purchase provisions with respect thereto;

            (3) reduce the principal of or change the fixed maturity of any Security;

            (4) make any Security payable in money other than that stated in the Security;

            (5) make any change in Section 6.04 or 6.07 or in this sentence of this Section 9.02; or

            (6) waive a default in the payment of the principal of, or premium, if any, or interest on, or redemption or purchase payment with respect to, any Security (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and a waiver of the payment default that resulted from such acceleration).

Section 9.03. Compliance with TIA.

      Every amendment or supplement to this Indenture or the Securities shall be set forth in an amended supplemental indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent holder of a Security or portion of a Security that evidences the same Indebtedness as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Securities have consented to the amendment or waiver.

      The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Securities entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be holders of Securities after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

      After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (1) through (6) of Section
9.02. In such case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent holder of a Security that evidences the same debt as the consenting Holder's Security.

Section 9.05. Notation on or Exchange of Securities.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may Issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or Issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee Protected.

      The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.01. Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

Section 10.02. Notices.

      Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:

      If to the Company:

            Jordan Industries, Inc.
            ArborLake Centre
            1751 Lake Cook Road
            Suite 550
            Deerfield, Illinois 60015
            Telecopier No.: (708) 945-9645

      If to the Trustee:

            First Trust National Association
            P.O. Box 64111
            St. Paul, Minnesota 55164-0111
            Attention:   Corporate Trust Department
            Telecopier No.: (612) 223-7549

      The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.03. Communication by Holders with Other Holders.

      Holders may communicate pursuant to section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of section 312(c) of the TIA.

Section 10.04. Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officers' Certificate (which shall include the statements set forth in Section 10.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.

Section 10.05. Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to section 314(a)(4) of the TIA) shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether, in such Person's opinion, such condition or covenant has been complied with.

Section 10.06. Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.07. Legal Holidays.

      If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.08. No Recourse Against Others.

      No director, officer, employee or stockholder of the Company shall have any liability for any Obligations of the Company under the Securities or this Indenture or for any Claim based on, in respect of or by reason of such Obligations or the creation if any such Obligation. Each Holder by accepting a Security waives and releases all such liability, and such waiver and release is part of the consideration for the Issuance of the Securities.

Section 10.09. Counterparts.

      This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 10.10. Variable Provisions.

      The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

      The first compliance certificate to be delivered by the Company to the Trustee pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 1993.

Section 10.11. Governing Law.

      The internal laws of the State of New York shall govern this Indenture and the Securities, without regard to the conflict of laws provisions thereof.

Section 10.12. No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, and no other indenture, loan or debt agreement may be used to interpret this Indenture.

Section 10.13. Successors.

      All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.14. Severability.

      If any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.15. Table of Contents, Headings, Etc.

      The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Dated as of July 15, 1993               JORDAN INDUSTRIES, INC.


                                        By: [ILLEGIBLE]
                                            ------------------------------------
                                            Name:
                                            Title:

Attest:


[ILLEGIBLE]
-----------------------------

[SEAL]

Dated as of July 15, 1993                FIRST TRUST NATIONAL ASSOCIATION,
                                         as Trustee


                                         By: [ILLEGIBLE]
                                            ------------------------------------
                                             Name:  [ILLEGIBLE]
                                             Title: [ILLEGIBLE]

Attest:


[ILLEGIBLE]
-----------------------------

[SEAL]

                                                                       EXHIBIT A

                               (Face of Security)

                          10 3/8% SENIOR NOTE DUE 2003

No._____                                                               $________

                             JORDAN INDUSTRIES, INC.

promises to pay to _____________________________________________________________

or registered assigns,

the principal sum of _________________________________ Dollars on August 1, 2003

Interest Payment Dates:  February 1 and August 1

Record Dates: January 15 and July 15

Dated:

Authenticated:

FIRST TRUST NATIONAL ASSOCIATION, as Trustee             JORDAN INDUSTRIES, INC.


By:                                                      By:
    -----------------------                                 --------------------
    Authorized Signature


OR                                                 By:
                                                      --------------------------

as Authenticating Agent


By:
    --------------------
    Authorized Signature                                            (SEAL)

                               (Back of Security)

                          10 3/8% SENIOR NOTE DUE 2003

      1. Interest. Jordan Industries, Inc. (the "Company") promises to pay interest on the principal amount of the Securities at the rate and in the manner specified below. Interest on the Securities will accrue at 10 3/8% per annum from the date this Security is issued until maturity and will be payable semiannually in cash on February 1 and August 1 of each year, or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from July 23, 1993; provided that the first Interest Payment Date shall be February 1, 1994. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate of 2% per annum in excess of the interest rate then in effect and shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 36O-day year of twelve 3O-day months.

      2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the record date for the next Interest Payment Date even if such Securities are cancelled after such record date and on or before such Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments on such Securities. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by check payable in such money, and any such check may be mailed to a Holder's registered address.

      3. Paying Agent and Registrar. First Trust National Association (the "Trustee") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

      4. Indenture. The Company issued the Securities under an Indenture, dated as of July 15, 1993 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the original issuance of the Securities (the "Trust Indenture Act"). The Securities are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned them in the Indenture). The Securities are unsecured general obligations of the Company limited to $275,000,000 in aggregate principal amount.

      5. Optional Redemption. (a) Except as described in paragraph 5(b) below, the Securities may not be redeemed at the option of the Company prior to August 1, 1998. During the twelve (12) month period beginning August 1 of the years indicated below, the Securities will be redeemable at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus any accrued and unpaid interest to the date of redemption:

            Year                                        Percentage

            1998 .....................................  105.18750%
            1999 .....................................  102.59375%
            2000 and thereafter ......................  100.00000%

      6. Mandatory Redemption. Subject to the Company's obligation to make an offer to purchase Securities under certain circumstances pursuant to Section
4.13 and 4.14 of the Indenture (as described in paragraph 7 below), the Company is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Securities.

      7. Mandatory Offers to Purchase Securities. (a) Following the occurrence of a Change of Control (the "Change of Control Trigger Date"), the Company will be required to offer (a "Change of Control Offer") to purchase all outstanding Securities at a purchase price equal to 101% of the principal amount of such Securities, plus any accrued and unpaid interest to the date of purchase.

      (b) If the Company or any Restricted Subsidiary consummates one or more Asset Sales and does not use all of the Net Proceeds from such Asset Sales as provided in the Indenture, the Company will be required, under certain circumstances, to utilize the Excess Proceeds from such Asset Sales to offer (an "Asset Sale Offer") to purchase Securities at a purchase price equal to 100% of the principal amount of the Securities, plus any accrued and unpaid interest to the date of purchase. If the Excess Proceeds are insufficient to purchase all Securities tendered pursuant to any Asset Sale Offer, the Trustee shall select the Securities to be purchased in accordance with the terms of the Indenture.

      (c) Holders may tender all or, subject to paragraph 8 below, any portion of their Securities in a Change of Control Offer or Asset Sale Offer (collectively, an "Offer") by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

      (d) The Company will comply with Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations to the extent applicable to any Offer.

      8. Notice of Redemption or Purchase. Notice of an optional redemption or an Offer will be mailed to each Holder at its registered address at least 30 days but not more than 60 days before the date of redemption or purchase. Securities may be redeemed or purchased in part, but only in whole multiples of $1000 unless all Securities held by a Holder are to be redeemed or purchased. On or after any date on which Securities are redeemed or purchased, interest ceases to accrue on the Securities or portions thereof called for redemption or accepted for purchase on such date.

      9. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Securities may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption or tendered pursuant to an Offer. Also, it need not exchange or register the transfer of any Securities for a period of 15 Business Days before a selection of Securities to be redeemed or between a record date and the next succeeding Interest Payment Date.

      10. Persons Deemed Owners. The registered holder of a Security may be treated as its owner for all purposes.

      11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing Default (except a payment Default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Holder, the Indenture or the Securities may be amended to: cure any ambiguity, defect or inconsistency; provide for uncertificated Securities in addition to or in place of certificated Securities; provide for the assumption by another corporation of the Company's obligations to Holders in the event of a merger or consolidation of the Company in which the Company is not the surviving corporation or a sale of substantially all of the Company's assets to such other corporation; comply with the Securities and Exchange Commission's requirements to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or, make any change that does not materially adversely affect any Holder's rights under the Indenture. Certain provisions of the Indenture cannot be amended without the consent of holders of Senior Indebtedness.

      12. Defaults and Remedies. Events of Default include: default for 30 days in payment of interest on the Securities; default in payment of principal of or premium, if any, on the Securities; failure by the Company for 30 days after notice to it to comply with any of its other agreements or covenants in, or provisions of, the Indenture or the Securities; certain defaults under and acceleration prior to maturity, or failure to pay at maturity, of certain other Indebtedness; certain final judgments that remain undischarged; and, certain events of bankruptcy or insolvency involving the Company or any Restricted Subsidiary that is a Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be immediately due and payable in an amount equal to the principal amount of such Securities, plus any accrued and unpaid interest; provided, however, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal amount of, and any accrued and unpaid interest on, the Securities becomes due and payable immediately without further action or notice. Subject to certain exceptions, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power, provided that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of Holders unless such Holders have offered to the Trustee security and indemnity satisfactory to it. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may withhold from Holders notice of any continuing default (except a payment Default) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

      13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Affiliate, and may otherwise deal with the Company or any Affiliate, as if it were not Trustee.

      14. No Recourse Against Others. No director, officer, employee or stockholder of the Company shall have any liability for any Obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation. Each Holder by accepting a Security waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Securities.

      15. Successor Substituted. Upon the consolidation or merger by the Company with or into another corporation, or upon the sale, conveyance, lease or other disposition of all or substantially all of its assets to another corporation, in accordance with the Indenture, the corporation surviving any such merger or consolidation (if not the Company) or the corporation to which such assets were sold or transferred to shall succeed to, and be substituted for, and may exercise every right and power of the

Company under the Indenture with the same effect as if such surviving or other corporation had been named as the Company in the Indenture.

      16. Governing Law. This Security shall be governed by and construed in accordance with the internal laws of the State of New York.

      17. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the securities.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Request may be made to:

            Jordan Industries, Inc.
            1751 Lake Cook Road
            ArborLake Centre
            Suite 550
            Deerfield, Illinois 60015
            Attention:  Secretary

                                 ASSIGNMENT FORM

      To assign this Security, fill in the form below:
(I) or (we) assign and transfer this Security to:


                        _______________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

                _________________________________________________

                _________________________________________________

                _________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
_____________________________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:    ____________________   Your Signature:
                                                --------------------------------
                                                (Sign exactly as your name
                                                appears on the other side of
                                                this Security)

Signature Guarantee:


------------------------------


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

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you elect to have this Security purchased by the Company pursuant to
Section 4.13 of the Indenture, check the box: |___|

      If you elect to have this Security purchased by the company pursuant to
Section 4.14 of the Indenture, check the box: |___|

      If you elect to have only part of this Security purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, state the amount (multiples of $1000 only):

$________________


Date:    ____________________   Your Signature:
                                                --------------------------------
                                                (Sign exactly as your name
                                                appears on the other side of
                                                this Security)

Signature Guarantee:


---------------------------------


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